UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012 (April 26, 2012)

               RURBAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

           401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

                                  (419) 783-8950

(Registrant’s telephone number, including area code)

                                   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Rurban Financial Corp. (“Rurban”) was held on April 26, 2012, in Archbold, Ohio. At the close of business on the record date for the Annual Meeting (February 29, 2012), a total of 4,861,779 Rurban common shares were outstanding and entitled to vote. A total of 3,930,961, or 80.9% of the outstanding common shares outstanding and entitled to vote, were represented in person or by proxy at the Annual Meeting. Provided below are the final voting results for the Annual Meeting.

Proposal No. 1:

The following directors were elected at the Annual Meeting for three-year terms expiring in 2015:

	Number of Votes
	For	Withheld	Broker Non-Votes	Abstain
Thomas A. Buis	2,646,808	219,188	1,064,965	N/A
Thomas L. Sauer	2,723,686	142,310	1,064,965	N/A
Timothy J. Stolly	2,683,250	182,746	1,064,965	N/A

Proposal No. 2:

Shareholders holding a majority of the Rurban common shares represented in person or by proxy at the Annual Meeting approved Proposal No. 2, to ratify the appointment of BKD, LLP as the independent registered public accounting firm of Rurban for the fiscal year ending December 31, 2012:

Number of Votes
For	Against	Broker Non-Votes	Abstain
3,848,502	53,316	--	29,143

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: May 1, 2012	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino Chief Financial Officer